Precipio Regains Nasdaq Listing Compliance

NEW HAVEN, CT, (May 15 2019) – Specialty diagnostics company Precipio, Inc.  (NASDAQ: PRPO), announced that on May 15, 2019 the Company received a letter  from Nasdaq informing the Company that it had regained compliance with the Bid Price Rule and the matter is now closed.  The company's shares will continue to be traded on The Nasdaq Global Market under the symbol PRPO.

“We are pleased with the confirmation from Nasdaq on our compliance, ensuring that our shareholders have stock that is traded on a reputable exchange such as Nasdaq.” said Ilan Danieli, Precipio’s Chief Executive Officer. “We can now put this behind us and work hard to ensure that our share price continues to appreciate in response to our ongoing business growth and success.”

About Precipio

Precipio has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaborations with world-class academic institutions specializing in cancer research, diagnostics and treatment such as the Yale School of Medicine and Harvard’s Dana-Farber Cancer Institute, Precipio offers a new standard of diagnostic accuracy enabling the highest level of patient care. For more information, please visit www.precipiodx.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements,” within the meaning of federal securities laws including financial projections related thereto and potential market opportunity, plans and prospects and other statements containing the words “anticipate,” “intend,” “may,” “plan,” “predict,” “will,” “would,” “could,” “should,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from the recent results or those projected in forward-looking statements include the known risks, uncertainties and other factors described in the Definitive Proxy filed by the Company on April 29, 2019 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 as filed on April 16, 2019 as well as the Company’s prior filings and from time to time in the Company’s subsequent filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. All information in this press release is as of the date of the release and the Company does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Inquiries:

investors@precipiodx.com

+1-203-787-7888